MALIZIA SPIDI & FISCH, PC
ATTORNEYS AT LAW

901 NEW YORK AVENUE, N.W.	1900 SOUTH ATHERTON STREET
SUITE 210 EAST	SUITE 101
WASHINGTON, D.C. 20001	STATE COLLEGE, PENNSYLVANIA 16801
(202) 434-4660 FACSIMILE: (202) 434-4661	(814) 272-3502 FACSIMILE: (814) 272-3514

December 18, 2007

Board of Directors

William Penn Bancorp, Inc.

8150 Route 13

Levittown, Pennsylvania 19057

Re:	Registration Statement Under the Securities Act of 1933

Ladies and Gentlemen:

This opinion is rendered in connection with the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to the offer and sale of up to 1,851,500 shares of common stock, par value $0.10 per share (the “Common Stock”), of William Penn Bancorp, Inc. (the “Company”). The Common Stock is proposed to be issued pursuant to the Plan of Mutual Holding Company Reorganization and Minority Stock Issuance (the “Plan”).

As special counsel to the Company, we have reviewed the corporate proceedings relating to the offering and the Plan and such other legal matters as we have deemed appropriate for the purpose of rendering this opinion.

Based on the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the aforesaid Registration Statement will, when issued in accordance with the terms of the Plan against full payment therefor and upon the declaration of the effectiveness of the Registration Statement on Form SB-2, be legally issued, fully paid, and non-assessable shares of Common Stock of the Company.

We assume no obligation to advise you of any event that may hereafter be brought to our attention that may affect any statement made in the foregoing paragraph after the declaration of effectiveness of the Registration Statement on Form S-B2.

We hereby consent to the use of this opinion and to the reference to our firm appearing in the Company’s Prospectus. We also consent to any references to our legal opinion in the Prospectus.

Very truly yours,

/s/MALIZIA SPIDI & FISCH, PC

MALIZIA SPIDI & FISCH, PC